Exhibit 10.4

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                               PURCHASE AGREEMENT

                                      among


                              PREMIUM FINANCE LLC,
                           MULBERRY FINANCE CO., INC.,
                                       and
                           DLJMB IV FIRST MERGER LLC,


                           MERRILL LYNCH INTERNATIONAL

                                       and


                    FIRST TENNESSEE BANK NATIONAL ASSOCIATION

                                ----------------


                            Dated as of March 7, 2006

                                ----------------

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                               PURCHASE AGREEMENT
                    ($100,000,000 Trust Preferred Securities)


        THIS PURCHASE AGREEMENT, dated as of March 7, 2006 (this "PURCHASE AGREEMENT"), is entered into among Premium Finance LLC, Mulberry Finance Co., Inc., and DLJMB IV First Merger LLC (each an "ACQUISITION COMPANY" and collectively, the "ACQUISITION COMPANIES"), on the one hand, and First Tennessee Bank National Association, and Merrill Lynch International or their respective assignees, on the other hand (each a "PURCHASER" and collectively, the "PURCHASERS").

                                   WITNESSETH:

        WHEREAS, the Acquisition Companies have entered into an agreement and plan of merger with Premium Acquisition, Inc., a Delaware corporation, Mulberry Acquisition, Inc., a Delaware corporation, DLJMB IV First Merger Co. Acquisition Inc., a Delaware corporation and UICI, a Delaware corporation ("UICI") as more fully described in ANNEX G;

        WHEREAS, as part of the Transactions, a newly formed Delaware limited liability company (the "COMPANY") will be formed and the Company, as depositor, will form a Delaware statutory trust (the "TRUST", and together with the Company the "SELLERS") in order to effectuate the issuance and sale of one hundred thousand (100,000) Floating Rate Preferred Securities of the Trust, having a stated liquidation amount of $1,000 per security, bearing a variable rate, reset quarterly, equal to LIBOR (as defined in the Indenture (as defined below)) plus 3.05% (the "PREFERRED SECURITIES");

        WHEREAS, as part of the Transactions, the Acquisition Companies will assign to the Company and the Trust, and the Company and the Trust will assume from the Acquisition Companies, all of the rights and obligations of the Acquisition Companies under this Purchase Agreement (other than the obligations of the Acquisition Companies under SECTION 7 of this Purchase Agreement);

        WHEREAS, the Preferred Securities and the Common Securities (as defined below) will be guaranteed (the "GUARANTEE") by the Company pursuant to the Guarantee Agreement (the "GUARANTEE AGREEMENT"), dated as of the Closing Date (defined below), and executed and delivered by the Company and JPMorgan Chase Bank, National Association, a national banking association, as trustee (in such capacity, the "GUARANTEE TRUSTEE"), for the benefit of the holders from time to time of the Preferred Securities and the Common Securities;

        WHEREAS, the entire proceeds from the sale of the Preferred Securities will be combined with the entire proceeds from the sale by the Trust to the Company of its common securities (the "COMMON SECURITIES"), and will be used by the Trust to purchase One Hundred Three Million One Hundred Thousand Dollars ($103,100,000) in principal amount of the unsecured junior subordinated deferrable interest notes of the Company (the "JUNIOR SUBORDINATED NOTES");


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        WHEREAS, the Preferred Securities and the Common Securities for the
Trust will be issued pursuant to the Amended and Restated Trust Agreement (the "TRUST AGREEMENT"), dated as of the Closing Date, among the Company, as depositor, JPMorgan Chase Bank, National Association, a national banking association, as property trustee (in such capacity, the "PROPERTY TRUSTEE"), Chase Bank USA, National Association, a national banking association, as Delaware trustee (in such capacity, the "DELAWARE TRUSTEE"), the Administrative Trustees named therein (in such capacities, the "ADMINISTRATIVE TRUSTEES") and the holders from time to time of undivided beneficial interests in the assets of the Trust; and

        WHEREAS, the Junior Subordinated Notes will be issued pursuant to a Junior Subordinated Indenture, dated as of the Closing Date (the "INDENTURE"), between the Company and JPMorgan Chase Bank, National Association, a national banking association, as indenture trustee (in such capacity, the "INDENTURE TRUSTEE").

        NOW, THEREFORE, in consideration of the mutual agreements and subject to the terms and conditions herein set forth, the parties hereto agree as follows:

1. DEFINITIONS. The Preferred Securities, the Common Securities and the Junior Subordinated Notes are collectively referred to herein as the "SECURITIES." This Purchase Agreement, the Indenture, the Trust Agreement, the Guarantee Agreement and the Securities are collectively referred to herein as the "OPERATIVE DOCUMENTS." All other capitalized terms used but not defined in this Purchase Agreement or ANNEX G shall have the respective meanings ascribed thereto in the Indenture.

2.       PURCHASE AND SALE OF THE PREFERRED SECURITIES.

(a) The Sellers shall sell to each Purchaser, and each Purchaser shall purchase from the Sellers, the amount of Preferred Securities set forth opposite its name on the signature pages hereto for an aggregate amount (the "PURCHASE PRICE") equal to One Hundred Million Dollars ($100,000,000). The Purchasers shall be responsible for the rating agency costs and expenses. The Sellers shall use the Purchase Price, together with the proceeds from the sale of the Common Securities, to purchase the Junior Subordinated Notes.

(b) Delivery or transfer of, and payment for, the Preferred Securities shall be made at 10:00 A.M. Chicago time (11:00 A.M. New York time), on March 30, 2006 or such later date (not later than June 15, 2006) as the Acquisition Companies may designate provided the Acquisition Companies shall have given the Purchasers at least two business days' notice of such later date (such date and time of delivery and payment for the Preferred Securities being herein called the "CLOSING DATE"). The Preferred Securities shall be transferred and delivered to the Purchasers against the payment of the Purchase Price to the Sellers made by wire transfer in immediately available funds on the Closing Date to a U.S. account designated in writing by the Company at least two business days prior to the Closing Date.

(c) Delivery of the Preferred Securities shall be made at such location, and in such names and denominations, as the Purchasers shall designate at least two business days in advance of the Closing Date. The Company and the Trust agree to have the Preferred Securities available for inspection and checking by the Purchasers in Chicago, Illinois, not later than 1:00

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         P.M., Chicago time (2:00 P.M. New York time), on the
         business day prior to the Closing Date. The closing for the purchase and sale of the Preferred Securities shall occur at the offices of Mayer, Brown, Rowe & Maw LLP, 71 South Wacker Drive, Chicago, Illinois 60606, or such other place as the parties hereto shall agree.

3. CONDITIONS. The obligations of the parties under this Purchase Agreement are subject to the following conditions:

(a) The Company and the Trust shall have been formed and the Company and the Trust shall have assumed all obligations of the Acquisition Companies hereunder, and the Acquisition Companies shall have been released from all obligations hereunder (other than the obligations of the Acquisition Companies under SECTION 7) pursuant to an agreement in form and substance reasonably satisfactory to the Purchasers and the Acquisition Companies.

(b) The Operative Documents shall have been executed by the parties thereto and shall be in a form substantially the same as the drafts previously provided to the Acquisition Companies provided that the Company shall be substituted for UICI as a party thereto and the Special Redemption Price shall be 105% in the first year reducing by 1.25% per year until June 15, 2010 and thereafter the Special Redemption Price shall be par.

(c) (i) Glenn W. Reed, Executive Vice President and General Counsel of UICI (the "COMPANY COUNSEL"), shall have delivered an opinion, dated the Closing Date, addressed to the Purchasers and JPMorgan Chase Bank, National Association, in substantially the form set out in Annex A-I hereto and (ii) the Company shall have furnished to the Purchasers the opinion of the Company Counsel or a certificate signed by the Chief Executive Officer, President or an Executive Vice President and its Chief Financial Officer, Treasurer or Assistant Treasurer of UICI and/or the Company, dated the Closing Date, addressed to the Purchasers, in substantially the form set out in Annex A-II hereto. In rendering their opinion, the Company Counsel may rely as to factual matters upon certificates or other documents furnished by officers, directors and trustees of the Company, UICI and the Trust and by government officials (provided, however, that copies of any such certificates or documents are delivered to the Purchasers) and by and upon such other documents as such counsel may, in their reasonable opinion, deem appropriate as a basis for the Company Counsel's opinion. The Company Counsel may specify the jurisdictions in which they are admitted to practice and that they are not admitted to practice in any other jurisdiction and are not experts in the law of any other jurisdiction. If the Company Counsel is not admitted to practice in the State of New York, the opinion of the Company Counsel may assume, for purposes of the opinion, that the laws of the State of New York are substantively identical, in all respects material to the opinion, to the internal laws of the state in which such counsel is admitted to practice. Such Company Counsel Opinion shall not state that they are to be governed or qualified by, or that they are otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).

(d) The Purchasers shall have been furnished the opinion of DLA Piper Rudnick Gray Cary US LLP, special tax counsel, dated the Closing Date, addressed to the

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         Purchasers and JPMorgan Chase Bank, National Association, in
         substantially the form set out in ANNEX B hereto.

(e) The Purchasers shall have received the opinion of Richards, Layton & Finger, P.A., special Delaware counsel for the Delaware Trustee, dated the Closing Date, addressed to the Purchasers, JPMorgan Chase Bank, National Association, the Delaware Trustee and the Company, in substantially the form set out in ANNEX C hereto.

(f) The Purchasers shall have received the opinion of Gardere Wynne Sewell LLP, special counsel for the Guarantee Trustee, the Property Trustee, the Indenture Trustee and the Delaware Trustee, dated the Closing Date, addressed to the Purchasers, in substantially the form set out in ANNEX D hereto.

(g) The Purchasers shall have received the opinion of Richards, Layton & Finger, P.A., special Delaware counsel for the Delaware Trustee, dated the Closing Date, addressed to the Purchasers and JPMorgan Chase Bank, National Association, in substantially the form set out in ANNEX E hereto.

(h) (i) The Merger shall have been consummated or shall be consummated concurrently with the issuance of the Securities in accordance with the Merger Agreement and all other Transactions, including the Equity Contribution, shall have been consummated (or shall substantially simultaneously be consummated) substantially as described in ANNEX G;

(ii) After giving effect to the Transactions and the other transactions contemplated hereby, the Company and its subsidiaries shall have no outstanding material indebtedness or preferred stock other than (a) the loans and other extensions of credit under the Senior Facilities, (b) the Securities, (c) up to $150.0 million of indebtedness outstanding under certain secured student loan credit facilities, which indebtedness is represented by student loan asset-backed notes issued by certain special purpose entities that are direct or indirect wholly owned subsidiaries of the Company, (d) up to $15.5 million aggregate issuance amount of floating rate trust preferred securities with an aggregate liquidation value of up to $15.0 million issued by a Delaware statutory business trust (and the notes issued by the Company that are related thereto) and (e) other limited indebtedness in an amount up to $5.0 million.

(iii) (A) Each of the MEGA Life and Health Insurance Company, the Mid-West National Life Insurance Company of Tennessee and The Chesapeake Life Insurance Company (collectively, the "INSURANCE SUBSIDIARIES") shall have received a financial strength rating from A.M. Best Company at least 45 days prior to the Closing Date and (B) there shall be no additional debt incurred or issuance of preferred stock to consummate the Transactions other than as contemplated herein unless (x) such additional financing does not result in the downgrade of such financial strength rating for the Insurance Subsidiaries to less than A- or (y) the Purchasers consent to such additional financing (such consent not to be unreasonably withheld or delayed); or

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(iv)     the conditions set forth in SECTION 6.2(a) of the Merger Agreement shall have been met and not waived to the extent that the failure to meet such conditions would be material to the interests of the Purchasers.

(i) The Company shall have furnished to the Purchasers a certificate of the Company, signed by the Chief Executive Officer, President or an Executive Vice President and by the Chief Financial Officer, Treasurer or Assistant Treasurer of UICI and/or the Company, and the Trust shall have furnished to the Purchasers a certificate of the Trust, signed by an Administrative Trustee of the Trust, in each case dated the Closing Date, and, in the case of the Company, as to (i) and (ii) and (iii) below and, in the case of the Trust, as to (i) below.

(i)      the representations and warranties contained in SECTIONS 4(a) through
         (p) and SECTION 4(dd), in this Purchase Agreement are true and correct on and as of the Closing Date, and the Company and the Trust have complied with all the agreements and satisfied all the conditions on either of their part to be performed or satisfied at or prior to the Closing Date; and

(ii) since the date of the Interim Financial Statements (as defined below), there has not occurred any event, circumstance, development, change or effect that, individually or in the aggregate with all other events, circumstances, developments, changes and effects, has had or would reasonably be expected to have a material adverse effect on the business, properties, condition (financial or otherwise) or results of operations of the UICI and its subsidiaries, taken as a whole (a "MATERIAL ADVERSE EFFECT"); PROVIDED, HOWEVER, that none of the following, alone or in combination, will be deemed to constitute, nor will any of the following be taken into account in determining whether there has been, or would reasonably be expected to be, a Material Adverse Effect, except to the extent such event, circumstance, change or effect has had a disproportionate effect on the UICI and its subsidiaries as compared to other persons in the health and life insurance industry; any event, circumstance, change or effect resulting from or relating to (i) change in general political, economic or financial market conditions, (ii) changes affecting the health and life insurance industry, or (iii) seasonal fluctuations in the business of the UICI and its subsidiaries consistent with past fluctuations; and, PROVIDED FURTHER, that the death of Ronald C. Jensen on September 2, 2005 will not be deemed to constitute, and will not be taken into account in determining whether there has been or would reasonably be expected to be, a Material Adverse Effect; and

(iii)    as to the matters set forth in SECTION 3(h).

(j) Subsequent to the execution of this Purchase Agreement, there shall not have been any Material Adverse Effect.

        If any of the conditions specified in this SECTION 3 shall not have been fulfilled when and as provided in this Purchase Agreement, or if any of the opinions, certificates and documents mentioned above or elsewhere in this Purchase Agreement shall not be reasonably satisfactory in form and substance to the Purchasers or its counsel, this Purchase Agreement and all the

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Purchasers' obligations hereunder may be canceled at, or at any time prior to, the Closing Date by the Purchasers. Notice of such cancellation shall be given to the Acquisition Companies in writing or by telephone or facsimile confirmed in writing.

        Each certificate signed by any trustee of the Trust or any officer of the Company or UICI and delivered to the Purchasers or the Purchasers' counsel in connection with the Operative Documents and the transactions contemplated hereby and thereby shall be deemed to be a representation and warranty of the Trust and/or the Company and/or UICI, as the case may be, and not by such trustee or officer in any individual capacity.

4. REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE TRUST. The Company (on behalf of itself and UICI) and the Trust jointly and severally represent and warrant to, and agree with the Purchasers as of the Closing Date (after giving effect to the merger and transfers of assets described in Annex G) as follows:

(a) Neither the Company nor the Trust, nor any of their "Affiliates" (as defined in Rule 501(b) of Regulation D ("REGULATION D") under the Securities Act (as defined below)), nor any person acting on its or their behalf, has, directly or indirectly, made offers or sales of any security, or solicited offers to buy any security, under circumstances that would require the registration of any of the Securities under the Securities Act of 1933, as amended (the "SECURITIES ACT").

(b) Neither the Company nor the Trust, nor any of their Affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of any of the Securities.

(c) The Securities (i) are not and have not been listed on a national securities exchange registered under section 6 of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), or quoted on a U.S. automated inter-dealer quotation system and (ii) are not of an open-end investment company, unit investment trust or face-amount certificate company that are, or are required to be, registered under section 8 of the Investment Company Act of 1940, as amended (the "INVESTMENT COMPANY ACT"), and the Securities otherwise satisfy the eligibility requirements of Rule 144A(d)(3) promulgated pursuant to the Securities Act ("RULE 144A(D)(3)").

(d) Neither the Company nor the Trust, nor any of their Affiliates, nor any person acting on its or their behalf, has engaged, or will engage, in any "directed selling efforts" within the meaning of Regulation S under the Securities Act with respect to the Securities.

(e) Neither the Company nor the Trust is, and, immediately following consummation of the transactions contemplated hereby and the application of the net proceeds therefrom, will not be, an "investment company" or an entity "controlled" by an "investment company," in each case within the meaning of section 3(a) of the Investment Company Act.

(f) Neither the Company nor the Trust has paid or agreed to pay to any person any compensation for soliciting another to purchase any of the Securities, except for the

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Preferred Securities Commission and/or the sales commission the Company has agreed to pay to Cohen Bros. & Company (or to the Company's introducing agent on behalf of Cohen Bros. & Company).

(g) The Trust has been duly created and is validly existing in good standing as a statutory trust under the Delaware Statutory Trust Act, 12 Del. C. ss.3801, ET SEQ. (the "STATUTORY TRUST ACT") with all requisite power and authority to own property and to conduct the business it transacts and proposes to transact and to enter into and perform its obligations under the Operative Documents to which it is a party. The Trust is duly qualified to transact business as a foreign entity and is in good standing in each jurisdiction in which such qualification is necessary, except where the failure to so qualify or be in good standing would not have a material adverse effect on the condition (financial or otherwise), earnings, business or assets of the Trust, whether or not occurring in the ordinary course of business. The Trust is not a party to or otherwise bound by any agreement other than the Operative Documents.

(h) The Trust Agreement has been duly authorized by the Company and, on the Closing Date specified in SECTION 2(b), will have been duly executed and delivered by the Company and the Administrative Trustees of the Trust, and, assuming due authorization, execution and delivery by the Property Trustee and the Delaware Trustee, will be a legal, valid and binding obligation of the Company and the Administrative Trustees, enforceable against them in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and to general principles of equity. Each of the Administrative Trustees of the Trust is an employee of the Company or one of its subsidiary insurance companies and has been duly authorized by the Company to execute and deliver the Trust Agreement.

(i) Each of the Guarantee Agreement and the Indenture has been duly authorized by the Company and, on the Closing Date, will have been duly executed and delivered by the Company, and, assuming due authorization, execution and delivery by the Guarantee Trustee, in the case of the Guarantee Agreement, and by the Indenture Trustee, in the case of the Indenture, will be a legal, valid and binding obligation of the Company enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and to general principles of equity.

(j) The Preferred Securities and the Common Securities have been duly authorized by the Trust and, when issued and delivered against payment therefor on the Closing Date in accordance with this Purchase Agreement, in the case of the Preferred Securities, and in accordance with the Common Securities Subscription Agreement, in the case of the Common Securities, will be validly issued, fully paid and non-assessable and will represent undivided beneficial interests in the assets of the Trust entitled to the benefits of the Trust Agreement, enforceable against the Trust in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and to general principles of equity. The issuance of the Securities is not subject to any preemptive or other similar rights. On the Closing Date, all of the issued and outstanding Common Securities will be directly owned by the Company free and clear of any pledge, security interest, claim, lien or other encumbrance of any kind (each, a "LIEN").

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(k) The Junior Subordinated Notes have been duly authorized by the Company and, on the Closing Date, will have been duly executed and delivered to the Indenture Trustee for authentication in accordance with the Indenture and, when authenticated in the manner provided for in the Indenture and delivered to the Trust against payment therefor in accordance with the Junior Subordinated Note Purchase Agreement, will constitute legal, valid and binding obligations of the Company entitled to the benefits of the Indenture, enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and to general principles of equity.

(l) This Purchase Agreement has been duly authorized, executed and delivered by the Company and the Trust.

(m) Neither the issue and sale of the Common Securities, the Preferred Securities or the Junior Subordinated Notes, nor the purchase of the Junior Subordinated Notes by the Trust, nor the execution and delivery of and compliance with the Operative Documents by the Company or the Trust, nor the consummation of the transactions contemplated herein or therein, (i) will conflict with or constitute a violation or breach of the Trust Agreement or the organizational documents of the Company or any subsidiary of the Company or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, governmental authority, agency or instrumentality or court, domestic or foreign, having jurisdiction over the Trust or the Company or any of its subsidiaries or their respective properties or assets (collectively, the "GOVERNMENTAL ENTITIES"), (ii) will conflict with or constitute a violation or breach of, or a default or Repayment Event (as defined below) under, or result in the creation or imposition of any Lien upon any property or assets of the Trust, the Company or any of the Company's subsidiaries pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which (A) the Trust, the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or (B) to which any of the property or assets of any of them is subject, or any judgment, order or decree of any court, governmental authority or arbitrator, except, in the case of this clause (ii), for such conflicts, breaches, violations, defaults, Repayment Events (as defined below) or Liens which (X) would not, singly or in the aggregate, adversely affect the consummation of the transactions contemplated by the Operative Documents and (Y) would not, singly or in the aggregate, have a Material Adverse Effect or (iii) require the consent, approval, authorization or order of any court or Governmental Entity other than consents, approvals, authorizations or orders that have been obtained or if not obtained would not reasonably be expected to have a Material Adverse Effect. As used herein, a "REPAYMENT EVENT" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Trust or the Company or any of its subsidiaries prior to its scheduled maturity.

(n) The Company has been duly formed and is validly existing as a limited liability company in good standing under the laws of the state of its jurisdiction, with all requisite limited liability company power and authority to own, lease and operate its properties and conduct the business it transacts and proposes to transact, and is duly qualified to transact

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business and is in good standing as a foreign limited liability company in each jurisdiction where the nature of its activities requires such qualification, except where the failure of the Company to be so qualified would not, singly or in the aggregate, have a Material Adverse Effect.

(o) The Company has no subsidiaries that are material to its business, financial condition or earnings other than those subsidiaries listed in SCHEDULE 1 attached hereto (collectively, the "SIGNIFICANT SUBSIDIARIES"). Each Significant Subsidiary has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is chartered or organized, with all requisite corporate power and authority to own, lease and operate its properties and conduct the business it transacts and proposes to transact. Each Significant Subsidiary is duly qualified to transact business and is in good standing as a foreign corporation in each jurisdiction where the nature of its activities requires such qualification, except where the failure to be so qualified would not, singly or in the aggregate, have a Material Adverse Effect.

(p) Each of the Trust, the Company and each of the Company's subsidiaries hold all necessary approvals, authorizations, orders, licenses, consents, registrations, qualifications, certificates and permits (including, without limitation, insurance licenses from the insurance departments of the various states and jurisdictions where the Company's insurance subsidiaries write insurance business or otherwise conduct insurance or reinsurance business, as the case may be, or as may be required by any applicable insurance statutes of such states or other jurisdictions (collectively, the "INSURANCE LICENSES")) (collectively, including the Insurance Licenses, the "GOVERNMENTAL LICENSES") of and from Governmental Entities necessary to conduct their respective businesses as now being conducted, and neither the Trust, the Company nor any of the Company's subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Government License, except where the failure to be so licensed or approved or the receipt of an unfavorable decision, ruling or finding, would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity or the failure of such Governmental Licenses to be in full force and effect, would not, singly or in the aggregate, have a Material Adverse Effect; and the Company and its subsidiaries are in compliance with all applicable laws, rules, regulations, judgments, orders, decrees and consents, except where the failure to be in compliance would not, singly or in the aggregate, have a Material Adverse Effect.

(q) All of the issued and outstanding limited liability interests of the Company and all of the issued and outstanding shares of capital stock of each of its subsidiaries are validly issued, fully paid and non-assessable; all of the issued and outstanding capital stock of each subsidiary of the Company is owned by the Company, directly or through subsidiaries, free and clear of any Lien, claim or equitable right other than Liens securing the obligations under the Senior Facilities; and none of the issued and outstanding limited liability interests of the Company and all of the issued and outstanding capital stock of any subsidiary was issued in violation of any preemptive or similar rights arising by operation of law, under the charter or by-laws or similar organizational documents of such entity or under any agreement to which the Company or any of its subsidiaries is a party.

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(r) Neither the Company nor any of its subsidiaries is (i) in violation of its respective charter or by-laws or similar organizational documents or (ii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which the Company or any such subsidiary is a party or by which it or any of them may be bound or to which any of the property or assets of any of them is subject, except, in the case of clause (ii), where such violation or default would not, singly or in the aggregate, have a Material Adverse Effect.

(s) There is no action, suit or proceeding before or by any Governmental Entity, arbitrator or court, domestic or foreign, now pending or, to the knowledge of the Company or the Trust after due inquiry, threatened against or affecting the Trust or the Company or any of the Company's subsidiaries, except for such actions, suits or proceedings that, if adversely determined, would not, singly or in the aggregate, adversely affect the consummation of the transactions contemplated by the Operative Documents or have a Material Adverse Effect; and the aggregate of all pending legal or governmental proceedings to which the Trust or the Company or any of its subsidiaries is a party or of which any of their respective properties or assets is subject, including ordinary routine litigation incidental to the business, are not expected to result in a Material Adverse Effect.

(t) The accountants of UICI who certified the Financial Statements (as defined below) are independent public accountants of the Company and its subsidiaries within the meaning of the Securities Act, and the rules and regulations of the Securities and Exchange Commission (the "COMMISSION") thereunder.

(u) The audited consolidated financial statements (including the notes thereto) and schedules of the UICI and its consolidated subsidiaries for the fiscal year ended December 31, 2005 (the "FINANCIAL STATEMENTS") and the unaudited consolidated financial statements of UICI and its consolidated subsidiaries for the fiscal quarter ended September 30, 2006 (the "INTERIM FINANCIAL STATEMENTS") provided to the Purchasers are the most recent available audited and unaudited consolidated financial statements of UICI and its consolidated subsidiaries, respectively, and fairly present in all material respects, in accordance with U.S. generally accepted accounting principles, the financial position of the UICI and its consolidated subsidiaries, and the results of operations and changes in financial condition as of the dates and for the periods therein specified, subject, in the case of Interim Financial Statements, to year-end adjustments (which are expected to consist solely of normal recurring adjustments). Such consolidated financial statements and schedules have been prepared in accordance with U.S. generally accepted accounting principles ("GAAP") consistently applied throughout the periods involved (except as otherwise noted therein).

(v) The statutory financial statements dated as of December 31, 2005 (the "STATUTORY FINANCIAL STATEMENTS") of each of the Company's insurance company subsidiaries have, for each relevant period, been prepared in accordance with statutory accounting principles ("SAP") prescribed or permitted by the National Association of Insurance Commissioners, and with respect to each insurance company subsidiary, each the appropriate insurance department of the state of domicile of such insurance company subsidiary, and such accounting practices have been applied on a consistent basis throughout the periods involved (whether GAAP or SAP, as applicable, the "APPLICABLE ACCOUNTING PRINCIPLES").

(w) None of the Trust, the Company nor any of its subsidiaries has any material liability, whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due, including any liability for taxes (and there is no past or present fact, situation, circumstance, condition or other basis for any present or future action, suit, proceeding, hearing, charge, complaint, claim or demand against the Company or its subsidiaries that could give rise to any such liability), except for (i) liabilities set forth in the Financial Statements, (ii) liabilities incurred under the Senior Facilities (as defined in ANNEX G) and (iii) normal fluctuations in the amount of the liabilities referred to in clause (i) above occurring in the ordinary course of business of the Trust, the Company and all of its subsidiaries since the date of the most recent balance sheet included in such Financial Statements.

(x) Mid-West National Life Insurance Company of Tennessee's Annual Statement to the Insurance Department of the State of Texas, dated December 31, 2005, The Chesapeake Life Insurance Company's Annual Statement to the Insurance Department of the State of Texas, dated December 31, 2005, The Mega Life and Health Insurance Company's Annual Statement to the Insurance Department of the State of Texas, dated December 31, 2005 and Fidelity First Insurance Company's Annual Statement to the Insurance Department of the State of Texas, dated December 31, 2005 (collectively, the "Regulatory Reports"), provided to the Purchasers are the most recently available such reports, and the information therein fairly presents in all material respects the financial position of these subsidiaries. None of these subsidiaries has been requested by a Governmental Entity to republish, restate, or refile any regulatory or financial report.

(y) Since December 31, 2005 (i.e., the respective dates of the Financial Statements, Statutory Financial Statements and the Regulatory Reports), there has not been a (A) Material Adverse Effect or (B) any dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock other than regular quarterly dividends on the Company's common stock.

(z) The authorized capitalization of UICI and its subsidiary insurance companies are as set forth in the Financial Statements, the Statutory Financial Statements and Regulatory Reports and meet all applicable regulatory requirements with respect thereto.

(aa) The documents of UICI filed with the Commission in accordance with the Exchange Act, from and including the commencement of the fiscal year covered by UICI's most recent Annual Report on Form 10-K, at the time they were or hereafter are filed by UICI with the Commission (collectively, the "1934 ACT REPORTS"), complied and will comply in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder (the "1934 ACT REGULATIONS"), and, at the date of this Purchase Agreement and on the Closing Date, do not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and other than such instruments, agreements, contracts and other documents as are filed as exhibits to UICI's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, there are no instruments, agreements, contracts or documents of a character described in
Item 601 of Regulation S-K promulgated by the Commission to which UICI or any of its subsidiaries is a party. UICI is in compliance in all material respects with all currently applicable requirements of the Exchange Act that were added by the Sarbanes-Oxley Act of 2002.

(bb) None of the Trust, the Company nor any of its subsidiaries, or any of their respective officers, directors, employees or representatives, is subject or is party to, or has received any notice from any Regulatory Agency (as defined below) that any of them will become subject or party to any investigation with respect to, any cease-and-desist order, agreement, civil monetary penalty, consent agreement, memorandum of understanding or other regulatory enforcement action, proceeding or order with or by, or is a party to any commitment letter or similar undertaking to, or is subject to any directive by, or has been a recipient of any supervisory letter from, or has adopted any board resolutions at the request of, any Regulatory Agency that, in any such case, currently restricts in any material respect the conduct of their business or that in any material manner relates to their capital adequacy, capital reserves, their marketing or sales practices, their ability or authority to pay dividends or make distributions to their shareholders or make payments of principal or interest on their debt obligations, their management or their business (each, a "REGULATORY ACTION"), nor has the Trust, the Company or any of its subsidiaries been advised by any Regulatory Agency that it is considering issuing or requesting any such Regulatory Action; and there is no unresolved violation, criticism or exception by any Regulatory Agency with respect to any report or statement relating to any examinations of the Trust, the Company or any of its subsidiaries, except where such unresolved violation, criticism or exception would not, singly or in the aggregate, have a Material Adverse Effect. As used herein, the term "REGULATORY AGENCY" means any federal or state agency charged with the supervision or regulation of insurance companies or holding companies of insurance companies, or engaged in the insurance of insurance company reserves, or any court, administrative agency or commission or other governmental agency, authority or instrumentality having supervisory or regulatory authority with respect to the Trust, the Company or any of its subsidiaries.

(cc) [RESERVED].

(dd) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Governmental Entity, other than those that have been made or obtained, is necessary or required for the performance by the Trust or the Company of their respective obligations under the Operative Documents, as applicable, or the consummation by the Trust and the Company of the transactions contemplated by the Operative Documents.

(ee) [RESERVED].

(ff) The Company has no present intention to exercise its option to defer payments of interest on the Junior Subordinated Notes as provided in the Indenture. The Company believes that the likelihood that it would exercise its rights to defer payments of interest on the Junior Subordinated Notes as provided in the Indenture at any time during which the Junior Subordinated Notes are outstanding is remote because of the restrictions that would be imposed on the Company's ability to declare or pay dividends or distributions on, or to redeem, purchase, acquire or make a liquidation payment with respect to, any of the Company's capital stock and on the Company's ability to make any payments of principal, interest or premium, if any, on, or repay, repurchase or redeem, any of its debt securities that rank PARI PASSU in all respects with or junior in interest to the Junior Subordinated Notes.

(gg) The information provided by the Company and the Trust pursuant to this Purchase Agreement taken as a whole does not, as of the date hereof, and will not, as of the Closing Date, contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

4.A. REPRESENTATIONS AND WARRANTIES OF THE ACQUISITION COMPANIES. Each Acquisition Company, severally and not jointly, represents and warrants to the Purchasers as follows:

                  (a) Such Acquisition Company is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized with all requisite power and authority to execute this Purchase Agreement and to make the representations and warranties specified herein and to perform its obligations hereunder.

                  (b) This Purchase Agreement has been duly authorized, executed and delivered by such Acquisition Company and no filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any governmental body, agency or court having jurisdiction over such Acquisition Company, other than those that may have been made or obtained, is necessary or required for the execution and performance by such Acquisition Company of its obligations under this Purchase Agreement or to consummate the transactions or the transactions contemplated herein.

5. REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS. Each Purchaser, severally and not jointly, represents and warrants to, and agrees with, the Acquisition Companies as follows:

(a) Such Purchaser is aware that the Securities have not been and will not be registered under the Securities Act and may not be offered or sold within the United States or to "U.S. persons" (as defined in Regulation S under the Securities Act) except in accordance with Rule 903 of Regulation S under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act.

(b) Such Purchaser is an "accredited investor," as such term is defined in Rule 501(a) of Regulation D under the Securities Act.

(c) Neither such Purchaser, nor any of such Purchaser's affiliates, nor any person acting on such Purchaser's or such Purchaser's Affiliate's behalf has engaged, or will engage, in any form of "general solicitation or general advertising" (within the meaning of

Regulation D under the Securities Act) in connection with any offer or sale of the Preferred Securities.

(d) Such Purchaser understands and acknowledges that (i) no public market exists for any of the Securities and that it is unlikely that a public market will ever exist for the Securities, (ii) such Purchaser is purchasing the Securities for its own account, for investment and not with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act or other applicable securities laws, subject to any requirement of law that the disposition of its property be at all times within its control and subject to its ability to resell such Securities pursuant to an effective registration statement under the Securities Act or pursuant to an exemption therefrom or in a transaction not subject thereto, and such Purchaser agrees to the legends and transfer restrictions applicable to the Securities contained in the Indenture, and (iii) such Purchaser has had the opportunity to ask questions of, and receive answers and request additional information from, the Company and is aware that it may be required to bear the economic risk of an investment in the Securities.

(e) Such Purchaser is a duly formed, validly existing and in good standing under the laws of the jurisdiction in which it is organized with all requisite (i) power and authority to execute, deliver and perform the Operative Documents to which it is a party, to make the representations and warranties specified herein and therein and to consummate the transactions contemplated herein and (ii) right and power to purchase the Securities.

(f) This Purchase Agreement has been duly authorized, executed and delivered by such Purchaser and no filing with, or authorization, approval, consent, license, order registration, qualification or decree of, any governmental body, agency or court having jurisdiction over such Purchaser, other than those that have been made or obtained, is necessary or required for the performance by such Purchaser of its obligations under this Purchase Agreement or to consummate the transactions contemplated herein.

(g) Neither such Purchaser nor its representatives will include any non-public information about the Company, the Trust or any of their affiliates in any registration statement, prospectus, offering circular or private placement memorandum used in connection with any purchase of the Securities without the prior written consent of the Company

6. AGREEMENTS OF THE ACQUISITION COMPANIES, COMPANY AND THE TRUST.

(a) The Acquisition Companies will arrange for the qualification of the Preferred Securities for sale under the laws of such jurisdictions as the Purchasers may designate and will maintain such qualifications in effect so long as required for the sale of the Preferred Securities; PROVIDED that in connection therewith neither the Company nor the Trust shall be required to (i) qualify as a foreign corporation in any jurisdiction in which it would not otherwise be required to so qualify, (ii) file a general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any jurisdiction in which it would not otherwise be subject. The Acquisition Companies will promptly advise the Purchasers of the receipt of any notification with respect to the suspension of the qualification of the Preferred Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

(b) Neither the Company nor the Trust will nor will either of them permit any of their respective Affiliates to, nor will either of them permit any person acting on their behalf (other than the Purchasers) to, resell any Preferred Securities that have been acquired by any of them.

(c) The Acquisition Companies will not and will not permit any of their Affiliates or any person acting on their behalf to, engage in any "directed selling efforts" within the meaning of Regulation S under the Securities Act with respect to the Securities.

(d) The Acquisition Companies will not and will not permit any of their Affiliates or any person acting on their behalf to, directly or indirectly, make offers or sales of any security, or solicit offers to buy any security, under circumstances that would require the registration of any of the Securities under the Securities Act.

(e) The Acquisition Companies will not and will not permit any of their Affiliates or any person acting on their behalf to, engage in any form of "general solicitation or general advertising" (within the meaning of Regulation
D) in connection with any offer or sale of the any of the Securities.

(f) So long as any of the Securities are outstanding, (i) the Securities shall not be listed on a national securities exchange registered under section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system and
(ii) neither the Company nor the Trust shall be an open-end investment company, unit investment trust or face-amount certificate company that is, or is required to be, registered under section 8 of the Investment Company Act, and the Securities shall otherwise satisfy the eligibility requirements of Rule 144A(d)(3).

(g) Each of the Company and the Trust shall furnish to (i) the holders, and subsequent holders of the Preferred Securities, (ii) Cohen Bros. Financial Management LLC (at 1818 Market Street, 28th Floor, Philadelphia, Pennsylvania 19103, or such other address as designated by Cohen Bros. Financial Management
LLC) and (iii) any beneficial owner of the Preferred Securities reasonably identified to the Company and the Trust (which identification may be made by either such beneficial owner or by Cohen Bros. Financial Management LLC), a duly completed and executed certificate in the form attached hereto as Annex F, including the financial statements referenced in such Annex, which certificate and financial statements shall be so furnished by the Company and the Trust not later than forty five (45) days after the end of each of the first three fiscal quarters of each fiscal year of the Company and not later than ninety (90) days after the end of each fiscal year of the Company.

(h) Each of the Company and the Trust will, during any period in which it is not subject to and in compliance with section 13 or 15(d) of the Exchange Act, or it is not exempt from such reporting requirements pursuant to and in compliance with Rule 12g3-2(b) under the Exchange Act, shall provide to each holder of the Securities and to each prospective purchaser (as designated by such holder) of the Securities, upon the request of such holder or prospective purchaser, any information required to be provided by Rule 144A(d)(4) under the Securities Act. If the Company is required to register under the Exchange Act, such reports filed in compliance with Rule 12g3-2(b) shall be sufficient information as required above. This covenant is intended to be for the benefit of the Purchasers, the holders of the Securities, and the prospective purchasers designated by the Purchasers and such holders, from time to time, of the Securities.

7. PAYMENT OF EXPENSES. (a) The Company, as depositor of the Trust, agrees to pay all costs and expenses incident to the performance of the obligations of the Company and the Trust under this Purchase Agreement, whether or not the transactions contemplated herein are consummated or this Purchase Agreement is terminated, including all costs and expenses incident to (i) the authorization, issuance, sale and delivery of the Preferred Securities and any taxes payable in connection therewith; (ii) the fees and expenses of qualifying the Preferred Securities under the securities laws of the several jurisdictions as provided in
SECTION 6(b); (iii) the fees and expenses of the counsel, the accountants and any other experts or advisors retained by the Acquisition Companies, the Company or the Trust; and (iv) the fees and all reasonable expenses of the Guarantee Trustee, the Property Trustee, the Delaware Trustee, the Indenture Trustee and any other trustee or paying agent appointed under the Operative Documents, including the fees and disbursements of counsel for such trustees, which fees shall not exceed a $2,000 acceptance fee and $3,500 for the fees and expenses of Richards, Layton & Finger, P.A., special Delaware counsel retained by the Delaware Trustee in connection with the Closing), and $4,000 in administrative fees annually. Cohen Bros. & Company will pay the fees and expenses of Mayer, Brown, Rowe & Maw LLP, special counsel and DLA Piper Rudnick Gray Cary US LLP, special tax counsel, retained by the Purchasers.

         (b) Each Acquisition Company agrees to pay all costs and expenses incident to the performance of the obligations of such Acquisition Company under this Purchase Agreement, whether or not the transactions contemplated herein are consummated or this Purchase Agreement is terminated, including all costs and expenses incident to the fees and expenses of the counsel, the accountants and any other experts or advisors retained by such Acquisition Company.

         (c) If the sale of the Preferred Securities provided for in this Purchase Agreement is not consummated because any condition set forth in SECTION 3 hereof to be satisfied by the Acquisition Companies, the Company or the Trust is not satisfied, because this Purchase Agreement is terminated pursuant to
SECTION 9 or because of any failure, refusal or inability on the part of the Acquisition Companies, the Company or the Trust to perform all obligations and satisfy all conditions on its part to be performed or satisfied hereunder other than by reason of a default by the Purchasers, the Acquisition Companies will reimburse the Purchasers upon demand for all reasonable out-of-pocket expenses that shall have been incurred by the Purchasers in connection with the proposed purchase and sale of the Preferred Securities; provided that the amount so reimbursed will not exceed the amount the Acquisition Companies receive from UICI in respect of the termination of the Merger Agreement. The Acquisition Companies shall not in any event be liable to the Purchasers for the loss of anticipated profits from the transactions contemplated by this Purchase Agreement.

8. INDEMNIFICATION. (a) The Acquisition Companies agree jointly and severally to indemnify and hold harmless the Purchasers, the Purchasers' affiliates, Cohen Bros. & Company and Merrill Lynch & Co. (collectively, the "INDEMNIFIED PARTIES") and the

 Indemnified Parties' respective directors, officers, employees and agents and each person who "controls" the Indemnified Parties within the meaning of either the Securities Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any information or documents furnished or made available to the Purchasers by or on behalf of the Company, which are required to be delivered pursuant to the due diligence questionnaire, dated February 22, 2006, (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) the breach or alleged breach of any representation, warranty or agreement of either Seller contained herein, and agrees to reimburse each such Indemnified Party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action. This indemnity agreement will be in addition to any liability which the Acquisition Companies may otherwise have. Notwithstanding the foregoing, the Acquisition Companies will not be responsible for any losses, claims, damages or liabilities (or actions in respect thereof) of any Indemnified Party are determined by a judgment of a court of competent jurisdiction which is no longer subject to appeal or further review to have resulted primarily from such Indemnified Party's gross negligence or willful misconduct.

(b) The Company, as depositor of the Trust, agrees to indemnify the Trust against all loss, liability, claim, damage and expense whatsoever due from the Trust under paragraph (a) above.

(c) Promptly after receipt by an Indemnified Party under this SECTION 8 of notice of the commencement of any action, such Indemnified Party will, if a claim in respect thereof is to be made against the indemnifying party under this
SECTION 8, promptly notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve the indemnifying party from liability under paragraph (a) above unless and to the extent that such failure results in the forfeiture by the indemnifying party of material rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any Indemnified Party other than the indemnification obligation provided in paragraph (a) above. The Purchasers shall be entitled to appoint counsel to represent the Indemnified Party in any action for which indemnification is sought. An indemnifying party may participate at its own expense in the defense of any such action; PROVIDED, that counsel to the indemnifying party shall not (except with the consent of the Indemnified Party) also be counsel to the Indemnified Party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all Indemnified Parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. An indemnifying party will not, without the prior written consent of the Indemnified Parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not the Indemnified Parties are actual or potential parties to such claim, action, suit or proceeding) unless such settlement, compromise or consent includes an unconditional release of each Indemnified Party from all liability arising out of such claim, action, suit or proceeding.

9. TERMINATION. This Purchase Agreement shall be subject to termination in the absolute discretion of the Purchasers, by notice given to the Acquisition Companies prior to delivery of and payment for the Preferred Securities, if all of the closing conditions set forth in Section 3 have not been satisfied or waived by June 15, 2006.

10. REPRESENTATIONS AND INDEMNITIES TO SURVIVE. The respective agreements, representations, warranties, indemnities and other statements of the Company and, once formed, the Trust or their respective officers or trustees and of the Purchasers set forth in or made pursuant to this Purchase Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Purchasers, the Company or the Trust or any of the their respective officers, directors, trustees or controlling persons, and will survive delivery of and payment for the Preferred Securities. The provisions of SECTIONS 7 and 8 shall survive the termination or cancellation of this Purchase Agreement.

11. AMENDMENTS. This Purchase Agreement may not be modified, amended, altered or supplemented, except upon the execution and delivery of a written agreement by each of the parties hereto.

12. NOTICES. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Purchasers, will be mailed, delivered by hand or courier or sent by facsimile and confirmed to the Purchasers at: c/o Cohen Bros. & Company, 1818 Market Street, 28th Floor, Philadelphia, Pennsylvania 19103,
Attention: Matt Mueller, Facsimile: (215) 861-7878, MMUELLER@COHEN-BROS.COM, and Mayer, Brown, Rowe & Maw LLP, 71 South Wacker Drive, Chicago, Illinois 60606,
Attention: J. Paul Forrester, Facsimile: (312) 701-7711 or other address as the Purchasers shall designate for such purpose in a notice to the Acquisition Companies; and if sent to the Acquisition Companies, will be mailed, delivered by hand or courier or sent by facsimile and confirmed to the Acquisition Companies at: Premium Finance LLC, 345 Park Avenue, 31st Floor, New York, NY 10154, Attn: Chinh Chu, Facsimile: (212) 583-5722 with a copy (which will not constitute notice to the Acquisitions Companies) to: Wachtell, Lipton, Rosen & Katz, 51 West 52nd Street, New York, NY 10019, Attention: Steven A. Cohen, Esq. and Mark Gordon, Esq., Facsimile: (212) 403-2000 and Sullivan & Cromwell LLP, 125 Broad Street, New York NY 10004, Attention: Richard A. Pollack, Esq.,
Facsimile: (212) 558-3588, and Davis Polk & Wardwell, 450 Lexington Avenue, New York, NY 10017, Attention: Nancy L. Sanborn, Esq., Facsimile: (212) 450-3599.

13. SUCCESSORS AND ASSIGNS. This Purchase Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Nothing expressed or mentioned in this Purchase Agreement is intended or shall be construed to give any person other than the parties hereto and the affiliates, directors, officers, employees, agents and controlling persons referred to in SECTION 8 hereof and their successors, assigns, heirs and legal representatives, any right or obligation hereunder. The rights and obligations of the Acquisition Companies may be assigned to the Company and the Trust. Thereafter, none of the rights or obligations of the Company or the Trust under this Purchase

Agreement may be assigned, whether by operation of law or otherwise, without the Purchasers' prior written consent. The rights and obligations of a Purchaser under this Purchase Agreement may be assigned by such Purchaser without the consent of the Acquisition Companies, the Company or the Trust; provided that the assignee assumes the obligations of such Purchaser under this Purchase Agreement and each assignee or its collateral manager thereof shall be entitled to the enforce the rights of such Purchaser hereunder.

14. APPLICABLE LAW. THIS PURCHASE AGREEMENT WILL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK WITHOUT REFERENCE TO PRINCIPLES OF CONFLICTS OF LAW (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW).

15. SUBMISSION TO JURISDICTION. ANY LEGAL ACTION OR PROCEEDING BY OR AGAINST ANY PARTY HERETO OR WITH RESPECT TO OR ARISING OUT OF THIS PURCHASE AGREEMENT MAY BE BROUGHT IN OR REMOVED TO THE COURTS OF THE STATE OF NEW YORK, IN AND FOR THE COUNTY OF NEW YORK, OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK (IN EACH CASE SITTING IN THE BOROUGH OF MANHATTAN). BY EXECUTION AND DELIVERY OF THIS PURCHASE AGREEMENT, EACH PARTY ACCEPTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS (AND COURTS OF APPEALS THEREFROM) FOR LEGAL PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS PURCHASE AGREEMENT.

16. COUNTERPARTS AND FACSIMILE. This Purchase Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument. This Purchase Agreement may be executed by any one or more of the parties hereto by facsimile.

         IN WITNESS WHEREOF, this Purchase Agreement has been entered into as of the date first written above.


                             PREMIUM FINANCE LLC

                             By: Blackstone Management Associates IV L.L.C., as a Member

                             By: /s/ Chinh Chu
                                ________________________________________________
                             Name: Chinh Chu
                             Title: Member

                             MULBERRY FINANCE CO., INC.

                             By: /s/ John Bowman
                                ________________________________________________
                             Name: John Bowman
                             Title: Vice President

                             DLJMB IV FIRST MERGER LLC

                             By:        MBP IV PLAN INVESTORS, L.P., a Member

                             By: DLJ LBO Plans, Management Corporation, its General Partner

                             By: /s/ Kamil M. Salame
                                ________________________________________________
                             Name: Kamil M. Salame
                             Title: Attorney-in-fact

$40,000,000                  FIRST TENNESSEE BANK NATIONAL ASSOCIATION

                             By: /s/ David S. Work
                                ________________________________________________
                             Name: David S. Work
                             Title: Executive Vice President

$60,000,000                  MERRILL LYNCH INTERNATIONAL

                             By: /s/ Andrew Bellis
                                ________________________________________________

                             Name: Andrew Bellis
                             Title: Director

                                                                      SCHEDULE 1



                        LIST OF SIGNIFICANT SUBSIDIARIES

The Chesapeake Life Insurance Company
The MEGA Life and Health Insurance Company
Mid-West National Life Insurance Company of Tennessee
Fidelity First Insurance Company
United Group Reinsurance, Inc.
Financial Services Reinsurance, Ltd.

                                      A-I-1

                                                                       ANNEX A-I

        Pursuant to Section 3(c)(i) of the Purchase Agreement, Glenn W. Reed, Executive Vice President and General Counsel of UICI, shall deliver an opinion to the effect that:

(i) the Company and each Significant Subsidiary is validly existing and in good standing under the laws of the jurisdiction in which it is chartered or organized; each of the Company and the Significant Subsidiaries has full corporate or limited liability company power and authority to own or lease its properties and to conduct its business as such business is currently conducted in all material respects; all outstanding shares of capital stock of the Significant Subsidiaries have been duly authorized and validly issued, and are fully paid and nonassessable and owned of record and beneficially, directly or indirectly by the Company; the Company has limited liability company power and authority to (x) execute and deliver, and to perform its obligations under, the Operative Documents to which it is a party and
         (y) issue and perform its obligations under the Notes;

(ii) neither the issue and sale of the Common Securities, the Preferred Securities or the Junior Subordinated Notes, nor the purchase by the Trust of the Junior Subordinated Notes, nor the execution and delivery of and compliance with the Operative Documents by the Company or the Trust nor the consummation of the transactions contemplated thereby will constitute a breach or violation of the Trust Agreement or the limited liability company agreement of the Company;

(iii) the Trust Agreement has been duly authorized, executed and delivered by the Company and duly executed and delivered by the Administrative Trustees;

(iv) each of the Guarantee Agreement and the Indenture has been duly authorized, executed and delivered by the Company and, assuming it has been duly authorized, executed and delivered by the Guarantee Trustee and the Indenture Trustee, respectively, constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and to general principles of equity;

(v) the Junior Subordinated Notes have been duly authorized and executed by the Company and delivered to the Indenture Trustee for authentication in accordance with the Indenture and, when authenticated in accordance with the provisions of the Indenture and delivered to the Trust against payment therefor, will constitute legal, valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and to general principles of equity;

(vi) the Trust is not, and, following the issuance of the Preferred Securities and the consummation of the transactions contemplated by the Operative

                                     A-I-2

         Documents and the application of the proceeds therefrom, the Trust will not be, an "investment company" or an entity "controlled" by an "investment company," in each case within the meaning of Section 3(a) of the Investment Company Act;

(vii) assuming the truth and accuracy of the representations and warranties of the Purchasers in the Purchase Agreement, it is not necessary in connection with the offer, sale and delivery of the Common Securities, the Preferred Securities, the Junior Subordinated Notes and the Guarantee Agreement or the Guarantee to register the same under the Securities Act of 1933, as amended, under the circumstances contemplated in the Purchase Agreement and the Trust Agreement, or to require qualification of the Indenture under the Trust Indenture Act of 1939, as amended;

(viii) the Purchase Agreement has been duly authorized, executed and delivered by each of the Company and the Trust and constitutes a legal, valid and binding obligation of the Company and the Trust enforceable against the Company and the Trust in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and to general principles of equity;

(ix) neither the Company nor any of its "Affiliates" (as defined in Rule 501(b) of Regulation D under the Securities Act ("Regulation D") has directly or indirectly, made offers or sales of any security, or solicited offers to buy any security, under circumstances that would require the registration of any of the Notes, the Preferred Securities or the Common Securities being issued pursuant to this transaction under the Securities Act, engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of any of the Securities, or engaged, nor will engage, in any "directed selling efforts" within the meaning of Regulation S under the Securities Act with respect to the Securities;

(x) neither the Company, the Trust, nor any Significant Subsidiaries of the Company is in breach or violation of, or default under, with or without notice or lapse of time or both, its articles of incorporation or charter, by-laws or other governing documents (including without limitation, the Trust Agreement); the execution, delivery and performance of the Operative Documents and the consummation of the transactions contemplated by the Purchase Agreement and the Operative Documents do not and will not (A) result in the creation or imposition of any material lien, claim, charge, encumbrance or restriction upon any property or assets of the Company or the Significant Subsidiaries, or (B) conflict with, constitute a material breach or violation of, or constitute a material default under, with or without notice or lapse of time or both, any of the terms, provisions or conditions of (x) the Articles of Incorporation or Charter, By-Laws or other governing documents of the Company or its Significant Subsidiaries, or (y) to the best of our knowledge, any material contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease, franchise, license or any other agreement or instrument to which the Company or its Significant Subsidiaries is a party or by which any of them or any of their respective properties may be bound or (z) any order, decree, judgment, franchise, license, permit, rule or regulation of any court, arbitrator, government, or governmental agency or instrumentality, domestic or foreign, known to

                                     A-I-3

         us having jurisdiction over the Company or its Significant Subsidiaries or any of their respective properties which, in the case of each of (A) or (B) above, is material to the Company and the Significant Subsidiaries on a consolidated basis;

(xi) except for filings, registrations or qualifications that may be required by applicable securities laws, no authorization, approval, consent or order of, or filing, registration or qualification with, any person (including, without limitation, any court, governmental body or authority) is required under the laws of the State of Delaware, Texas, Tennessee or Oklahoma in connection with the transactions contemplated by the Operative Documents in connection with the offer and sale of the Common Securities as contemplated by the Operative Documents; and

(xii) (A) no action, suit or proceeding at law or in equity is pending or threatened to which the Company, the Trust or the Significant Subsidiaries are or may be a party, and (B) no action, suit or proceeding is pending or threatened against or affecting the Company, the Trust or the Significant Subsidiaries or any of their properties, before or by any court or governmental official, commission, board or other administrative agency, authority or body, or any arbitrator, wherein an unfavorable decision, ruling or finding could reasonably be expected to have a material adverse effect on the consummation of the transactions contemplated by the Operative Documents or the issuance and sale of the Securities as contemplated therein or the condition (financial or otherwise), earnings, affairs, business, or results of operations of the Company, the Trust and the Significant Subsidiaries on a consolidated basis.

                                                                      ANNEX A-II
                                     A-II-1


         Pursuant to Section 3(c)(ii) of the Purchase Agreement, General Counsel for UICI shall deliver an opinion, or UICI and/or the Company shall provide an Officers' Certificate, to the effect that:

(i) all of the issued and outstanding shares of capital stock of each Significant Subsidiary are owned of record by the Company, and the issuance of the Preferred Securities and the Common Securities is not subject to any contractual preemptive rights known to such counsel/officer;

(ii) no consent, approval, authorization or order of any court or governmental authority is required for the issue and sale of the Common Securities, the Preferred Securities or the Junior Subordinated Notes, the purchase by the Trust of the Junior Subordinated Notes, the execution and delivery of and compliance with the Operative Documents by the Company or the Trust or the consummation of the transactions contemplated in the Operative Documents, except such approvals (specified in such opinion/certificate) as have been obtained;

(iii) to the knowledge of such counsel/officer, there is no action, suit or proceeding before or by any government, governmental instrumentality, arbitrator or court, domestic or foreign, now pending or threatened against or affecting the Trust or the Company or any Significant Subsidiary that could adversely affect the consummation of the transactions contemplated by the Operative Documents or could have a Material Adverse Effect.

(iv) the capital reserves accounts of the Company and its insurance subsidiaries are in compliance with all applicable regulatory authorities with jurisdiction over such entities;

(v) The execution, delivery and performance of the Operative Documents, as applicable, by the Company and the Trust and the consummation by the Company and the Trust of the transactions contemplated by the Operative Documents, as applicable, (i) will not result in any violation of the limited liability company agreement of the Company, the charter or bylaws of the Company's subsidiaries, the Trust Agreement or the Certificate of Trust of the Trust, and (ii) will not conflict with, or result in a breach of any of the terms or provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the creation or imposition of any lien, charge and encumbrance upon any assets or properties of the Company or any Significant Subsidiary under, (a) any agreement, indenture, mortgage or instrument that the Company or any Significant Subsidiary of the Company is a party to or by which it may be bound or to which any of its assets or properties may be subject, or
         (b) any existing applicable law, rule or administrative regulation for General Counsel only: except that I express no opinion with respect to the securities laws of the State of Delaware of any court or governmental agency or authority having jurisdiction over the Company or any Significant Subsidiary of the Company or any of

                                     A-II-2

         their respective assets or properties, except in case of (ii), where any such violation, conflict, breach, default, lien, charge or encumbrance, would not have a material adverse effect on the assets, properties, business, results of operations or financial condition of the Company and its subsidiaries, taken as whole.

                                                                         ANNEX B

        Pursuant to Section 3(d) of the Purchase Agreement, DLA Piper
Rudnick Gray Cary US LLP, special tax counsel, shall deliver an opinion to the effect that:

(i) the Trust will be classified for United States federal income tax purposes as a grantor trust and not as an association or a publicly traded partnership taxable as a corporation; and

(ii) for United States federal income tax purposes, the Junior Subordinated Notes will constitute indebtedness of the Company.

        In rendering such opinions, such counsel may (A) state that its opinion is limited to the federal laws of the United States and (B) rely as to matters of fact, to the extent deemed proper, on certificates of responsible officers of the Company and/or UICI and public officials.

                                                                         ANNEX C

        Pursuant to Section 3(e) of the Purchase Agreement, Richards, Layton & Finger, P.A., special Delaware counsel for the Delaware Trustee, shall deliver an opinion to the effect that:

                  (i) the Trust has been duly created and is validly existing in good standing as a statutory trust under the Delaware Statutory Trust Act, and all filings required under the laws of the State of Delaware with respect to the creation and valid existence of the Trust as a statutory trust have been made;

                  (ii) under the Delaware Statutory Trust Act and the Trust Agreement, the Trust has the trust power and authority (A) to own property and conduct its business, all as described in the Trust Agreement, (B) to execute and deliver, and to perform its obligations under, each of the Purchase Agreement, the Common Securities Subscription Agreement, the Junior Subordinated Note Purchase Agreement and the Preferred Securities and the Common Securities and (C) to purchase and hold the Junior Subordinated Notes;

                  (iii) under the Delaware Statutory Trust Act, the certificate attached to the Trust Agreement as Exhibit C is an appropriate form of certificate to evidence ownership of the Preferred Securities; the Preferred Securities have been duly authorized by the Trust Agreement and, when issued and delivered against payment of the consideration as set forth in the Purchase Agreement, the Preferred Securities will be validly issued and (subject to the qualifications set forth in this paragraph) fully paid and nonassessable and will represent undivided beneficial interests in the assets of the Trust; the holders of the Preferred Securities will be entitled to the benefits of the Trust Agreement and, as beneficial owners of the Trust, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware; and such counsel may note that the holders of the Preferred Securities may be obligated, pursuant to the Trust Agreement, to (A) provide indemnity and/or security in connection with and pay taxes or governmental charges arising from transfers or exchanges of Preferred Securities certificates and the issuance of replacement Preferred Securities certificates and (B) provide security or indemnity in connection with requests of or directions to the Property Trustee to exercise its rights and remedies under the Trust Agreement;

                  (iv) the Common Securities have been duly authorized by the Trust Agreement and, when issued and delivered by the Trust to the Company against payment therefor as described in the Trust Agreement and the Common Securities Subscription Agreement, will be validly issued and fully paid and will represent undivided beneficial interests in the assets of the Trust entitled to the benefits of the Trust Agreement;

                  (v) under the Delaware Statutory Trust Act and the Trust Agreement, the issuance of the Preferred Securities and the Common Securities is not subject to preemptive or other similar rights;

                  (vi) under the Delaware Statutory Trust Act and the Trust Agreement, the execution and delivery by the Trust of the Purchase Agreement, the Common Securities Subscription Agreement and the Junior Subordinated Note Purchase Agreement, and the performance by the Trust of its obligations thereunder, have been duly authorized by all necessary trust action on the part of the Trust;

                  (vii) the Trust Agreement constitutes a legal, valid and binding obligation of the Company and the Trustees, and is enforceable against the Company and the Trustees, in accordance with its terms subject, as to enforcement, to the effect upon the Trust Agreement of
         (i) bankruptcy, insolvency, moratorium, receivership, reorganization, liquidation, fraudulent conveyance or transfer and other similar laws relating to or affecting the rights and remedies of creditors generally, (ii) principles of equity, including applicable law relating to fiduciary duties (regardless of whether considered and applied in a proceeding in equity or at law), and (iii) the effect of applicable public policy on the enforceability of provisions relating to indemnification or contribution;

                  (viii) the issuance and sale by the Trust of the Preferred Securities and the Common Securities, the purchase by the Trust of the Junior Subordinated Notes, the execution, delivery and performance by the Trust of the Purchase Agreement, the Common Securities Subscription Agreement and the Junior Subordinated Note Purchase Agreement, the consummation by the Trust of the transactions contemplated by the Purchase Agreement and compliance by the Trust with its obligations thereunder do not violate (i) any of the provisions of the Certificate of Trust or the Amended and Restated Trust Agreement or (ii) any applicable Delaware law, rule or regulation;

                  (ix) no filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Delaware court or Delaware governmental authority or Delaware agency is necessary or required solely in connection with the issuance and sale by the Trust of the Common Securities or the Preferred Securities, the purchase by the Trust of the Junior Subordinated Notes, the execution, delivery and performance by the Trust of the Purchase Agreement, the Common Securities Subscription Agreement and the Junior Subordinated Note Purchase Agreement, the consummation by the Trust of the transactions contemplated by the Purchase Agreement and compliance by the Trust with its obligations thereunder; and

                  (x) the holders of the Preferred Securities (other than those holders who reside or are domiciled in the State of Delaware) will have no liability for income taxes imposed by the State of Delaware solely as a result of their participation in the Trust and the Trust will not be liable for any income tax imposed by the State of Delaware.

        In rendering such opinions, such counsel may (A) state that its opinion is limited to the laws of the State of Delaware, (B) rely as to matters of fact, to the extent deemed proper, on certificates of responsible officers of the Company and public officials and (C) take customary assumptions and exceptions as to enforceability and other matters.

                                                                        ANNEX D

        Pursuant to Section 3(f) of the Purchase Agreement, Gardere Wynne Sewell LLP, special counsel for the Guarantee Trustee, the Property Trustee and the Indenture Trustee, shall deliver an opinion to the effect that:

(i) JPMorgan Chase Bank, National Association, is a national banking association with trust powers, duly and validly existing under the laws of the United States, with corporate power and authority to execute, deliver and perform its obligations under the Guarantee Agreement, the Trust Agreement and the Indenture and to authenticate and deliver the Securities, and is duly eligible and qualified to act as Trustee under the Indenture pursuant to Section 6.1;

(ii) Each of the Guarantee Agreement, the Trust Agreement and the Indenture has been duly authorized, executed and delivered by JPMorgan Chase Bank, National Association and constitutes the valid and binding obligation of JPMorgan Chase Bank, National Association, enforceable against it in accordance with its terms except (A) as may be limited by bankruptcy, fraudulent conveyance, fraudulent transfer, insolvency, reorganization, liquidation, receivership, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and by general equitable principles, regardless of whether considered in a proceeding in equity or at law and (B) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought;

(iii) Neither the execution or delivery by JPMorgan Chase Bank, National Association of the Guarantee Agreement, the Trust Agreement and the Indenture, the authentication and delivery of the Securities by JPMorgan Chase Bank, National Association, pursuant to the terms of the Indenture and the Trust Agreement, respectively, nor the performance by JPMorgan Chase Bank, National Association of its obligations under the Guarantee Agreement, the Trust Agreement and the Indenture (A) requires the consent or approval of, the giving of notice to or the registration or filing with, any governmental authority or agency under any existing law of the United States of America governing the banking or trust powers of JPMorgan Chase Bank, National Association, or (B) violates or conflicts with the Articles of Association or By-laws of JPMorgan Chase Bank, National Association or any law or regulation of the State of New York or the United States or America governing the banking or trust powers of JPMorgan Chase Bank, National Association;

(iv) the Junior Subordinated Notes and the Preferred Securities have been duly authenticated and delivered by a duly authorized officer of JPMorgan Chase Bank, National Association.

        In rendering such opinions, such counsel may (A) state that its opinion is limited to the laws of the State of New York or the United States of America and (B) rely as to matters of fact, to the extent deemed proper, on certificates of responsible officers of JPMorgan Chase Bank, National Association, the Company and public officials.

                                                                         ANNEX E

        Pursuant to Section 3(g) of the Purchase Agreement, Richards, Layton & Finger, P.A., counsel for the Delaware Trustee, shall deliver an opinion to the effect that:

                           (i) Chase Bank USA, National Association is duly
                  formed and validly existing as a national banking association under the federal laws of the United States of America with trust powers and with its principal place of business in the State of Delaware;

                           (ii) Chase Bank USA, National Association has the
                  corporate power and authority to execute, deliver and perform its obligations under, and has taken all necessary corporate action to authorize the execution, delivery and performance of, the Trust Agreement and to consummate the transactions contemplated thereby;

                           (iii) The Trust Agreement has been duly authorized,
                  executed and delivered by Chase Bank USA, National Association and constitutes a legal, valid and binding obligation of Chase Bank USA, National Association, and is enforceable against Chase Bank USA, National Association, in accordance with its terms subject as to enforcement, to the effect upon the Trust Agreement of (i) applicable bankruptcy, insolvency, reorganization, moratorium, receivership, fraudulent conveyance or transfer and similar laws relating to or affecting the rights and remedies of creditors generally, (ii) principles of equity, including applicable law relating to fiduciary duties (regardless of whether considered and applied in a proceeding in equity or at law), and (iii) the effect of applicable public policy on the enforceability of provisions relating to indemnification or contribution;

                           (iv) The execution, delivery and performance by Chase
                  Bank USA, National Association of the Trust Agreement do not conflict with or result in a violation of (A) articles of association or by-laws of Chase Bank USA, National Association or (B) any law or regulation of the State of Delaware or the United States of America governing the trust powers of Chase Bank USA, National Association or, to our knowledge, without independent investigation, of any indenture, mortgage, bank credit agreement, note or bond purchase agreement, long-term lease, license or other agreement or instrument to which Chase Bank USA, National Association is a party or by which it is bound or, to our knowledge, without independent investigation, of any judgment or order applicable to Chase Bank USA, National Association; and

                           (v) No approval, authorization or other action by, or
                  filing with, any governmental authority of the State of Delaware or the United States of America governing the trust powers of Chase Bank USA, National Association is required in connection with the execution and delivery by Chase Bank USA,

                  National Association of the Trust Agreement or the performance by Chase Bank USA, National Association of its obligations thereunder, except for the filing of the Certificate of Trust with the Secretary of State of the State of Delaware, which Certificate of Trust has been filed with the Secretary of State of the State of Delaware.

        In rendering such opinions, such counsel may (A) state that its opinion is limited to the laws of the State of Delaware and the federal laws of the United States governing the trust powers of Chase Bank USA, National Association, (B) rely as to matters of fact, to the extent deemed proper, on certificates of responsible officers of the Company and public officials and (C) take customary assumptions and exceptions.

                                                                         ANNEX F

                         OFFICER'S FINANCIAL CERTIFICATE

        The undersigned, the [Chairman/Vice Chairman/Chief Executive Officer/President/ Vice President/Chief Financial Officer/Treasurer/Assistant Treasurer], respectively, each hereby certifies, pursuant to Section 6(g) of the Purchase Agreement, dated as of [Closing Date], 2006, among [name of Company] (the "Company"), UICI Capital Trust II (the "Trust") and the Purchaser[s] named therein, that, as of [date], [20__], the Company and its Subsidiary Insurance Companies, if applicable, had the following ratios and balances:

[For the Company, if applicable, and each Subsidiary Insurance Company (as defined below) provide:]

[INSURANCE COMPANY]
As of [Quarterly Annual Financial Date], 200[__]


NAIC Risk Based Capital Ratio (authorized control level)        _____%
Total Policyholders' Surplus                                   $_____
Consolidated Debt to Total Policyholders' Surplus               _____%
Total Assets                                                   $_____
NAIC Class 1 & 2 Rated Investments to Total Fixed Income
        Investments                                             _____%
NAIC Class 1 & 2 Rated Investments to Total Investments         _____%
Return on Policyholders' Surplus                                _____%
[For Property & Casualty Companies also provide:]
[Expense Ratio]                                                 _____%
Loss and LAE Ratio                                              _____%
Combined Ratio                                                  _____%
Net Premiums Written (annualized) to Policyholders' Surplus     _____%]

* A table describing the quarterly report calculation procedures is provided on page __

The following is a complete list as of [Quarterly/Annual Financial Date] of the Company's subsidiaries which are authorized to write insurance business or otherwise conduct insurance or reinsurance business (the "Subsidiary Insurance Companies"):

                    [List of Subsidiary Insurance Companies]

[FOR FISCAL YEAR END: Attached hereto are the audited consolidated financial statements (including the balance sheet, income statement and statement of cash flows, and notes thereto, together with the report of the independent accountants thereon) of the Company and its consolidated subsidiaries for the three years ended [date], 20__ and all required Statutory Financial Statements (as defined in the Purchase Agreement) for the year ended [date], 20__]

[FOR FISCAL QUARTER END: Attached hereto are the unaudited consolidated and consolidating financial statements (including the balance sheet and income statement) of the Company and its consolidated subsidiaries and all required Statutory Financial Statements (as defined in the Purchase Agreement) for the year ended [date], 20__] for the fiscal quarter ended [date], 20__.]

The financial statements fairly present in all material respects, in accordance with U.S. generally accepted accounting principles ("GAAP"), the financial position of the Company and its consolidated subsidiaries, and the results of operations and changes in financial condition as of the date, and for the [___ quarter interim] [annual] period ended [date], 20__, and such financial statements have been prepared in accordance with GAAP consistently applied throughout the period involved (expect as otherwise noted therein).

The Statutory Financial Statements fairly present in all material respects in accordance with Applicable Accounting Principles as defined in the Indenture) the financial position of the subject insurance company and have been prepared in accordance with Applicable Accounting Principles.

        IN WITNESS WHEREOF, the undersigned has executed this Officer's Financial Certificate as of this _____ day of _____________, 20__.

                                    [Name of Company]



                                    By:
                                         ---------------------------------------
                                    Name:
                                         ---------------------------------------

                                    [Name of Company]
                                    [Address]
                                    [Address]
                                    [Telephone Number]

            DEFINITIONS FOR QUARTERLY OFFICER'S FINANCIAL CERTIFICATE


--------------------------------------------------------------------------------
        ITEM                                    Definition/Formula
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
NAIC RISK BASED CAPITAL RATIO-P&C       (TOTAL ADJUSTED CAPITAL/AUTHORIZED
                                        CONTROL LEVEL RISK-BASED CAPITAL)/2
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
NAIC RISK BASED CAPITAL RATIO-LIFE      ((TOTAL ADJUSTED CAPITAL-ASSET VALUATION
                                        RESERVE)/AUTHORIZED CONTROL LEVEL
                                        RISK-BASED CAPITAL)/2
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
TOTAL CAPITAL AND SURPLUS-LIFE          COMMON CAPITAL STOCK + PREFERRED CAPITAL
                                        STOCK + AGGREGATE WRITE-INS FOR OTHER
                                        THAN SPECIAL SURPLUS FUNDS + SURPLUS
                                        NOTES + GROSS PAID-IN AND CONTRIBUTED
                                        SURPLUS + AGGREGATE WRITE-INS FOR
                                        SPECIAL SURPLUS FUNDS + UNASSIGNED FUNDS
                                        SURPLUS) - TREASURY STOCK
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
TOTAL CAPITAL AND SURPLUS-P&C           AGGREGATE WRITE-INS FOR SPECIAL SURPLUS
                                        FUNDS + COMMON CAPITAL STOCK + PREFERRED
                                        CAPITAL STOCK + AGGREGATE WRITE INS FOR
                                        OTHER THAN SPECIAL SURPLUS FUNDS +
                                        SURPLUS NOTES + GROSS PAID-IN AND
                                        CONTRIBUTED SURPLUS + UNASSIGNED FUNDS
                                        (SURPLUS) - TREASURY STOCK
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
TOTAL CLASS 1 & 2 RATED INVESTMENTS     (TOTAL CLASS 1 + TOTAL CLASS 2 RATED
TO TOTAL FIXED INCOME INVESTMENTS       INVESTMENTS)/TOTAL FIXED INCOME
                                        INVESTMENTS
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
TOTAL CLASS 1 & 2 RATED INVESTMENTS     (TOTAL CLASS 1 + TOTAL CLASS 2 RATED
TO TOTAL INVESTMENTS                    INVESTMENTS)/TOTAL INVESTMENTS
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
TOTAL ASSETS                            TOTAL ASSETS
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
RETURN ON POLICYHOLDERS' SURPLUS        NET INCOME/POLICYHOLDERS' SURPLUS
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
EXPENSE RATIO                           OTHER UNDERWRITING EXPENSES INCURRED/NET
                                        PREMIUMS EARNED
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
LOSS AND LAE RATIO                      (LOSSES INCURRED + LOSS EXPENSES
                                        INCURRED)/NET PREMIUMS EARNED
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
COMBINED RATIO                          EXPENSE RATIO + LOSS AND LAE RATIO
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
NET PREMIUMS WRITTEN (ANNUALIZED)       NET PREMIUMS WRITTEN/POLICYHOLDERS'
TO POLICYHOLDERS' SURPLUS               SURPLUS
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                                                                         ANNEX G

                                      G-1

                               Merger Transactions


Company:          A newly formed limited liability company (the "Company") that
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                  will be a wholly owned subsidiary of UICI, a Delaware
                  corporation ("UICI").  In connection with the Transactions (as
                                ----
                  defined below), (a) substantially all of the assets and
                  liabilities of UICI will be transferred to the Company
                  (including substantially all of the equity interests of the subsidiaries of UICI held by UICI on the Closing Date) and (b)
                  newly formed acquisition corporations (i) Premium Acquisition,
                  Inc., all the equity interests of which are owned by
                  affiliates of The Blackstone Group (the "Blackstone
                                                           ----------
                  Investors"), (ii) Mulberry Acquisition, Inc., all of the
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                  equity interests of which are owned by affiliates of  GS
                  Capital Partners V Fund, L.P. (the "Goldman Investors"), and
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                  (iii) DLJMB IV First Merger Co Acquisition Inc. (collectively, with Premium Acquisition, Inc. and Mulberry Acquisition, Inc.,
                  the "Merger Cos"), all of the equity interests of which are
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                  owned by affiliates of DLJ Merchant Banking Partners IV, L.P.
                  (the "DLJ Investors"; The Blackstone Group, DLJ Merchant
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                  Banking Partners IV, L.P. and GS Capital Partners  V Fund,
                  L.P., are collectively referred to as the "Sponsor", and the
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                  Blackstone Investors, the Goldman Investors and the DLJ
                  Investors,  are collectively referred to as the "Investors"),
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                  will be merged (the "Merger") with and into UICI, with UICI as
                                       ------
                  the surviving corporation.  In connection with consummation of the Merger, this Purchase Agreement shall be assigned to the
                  Company and the Trust immediately prior to the initial
                  purchase of the Securities.
Transactions:      The Merger will occur pursuant to the Agreement and Plan of
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                  Merger dated September 15, 2005 (together with the schedules and exhibits thereto, the "Merger Agreement") by and among
                                             ----------------
                  Premium Finance LLC, Mulberry Finance Co., Inc., DLJMB IV
                  First Merger LLC, the Merger Cos and UICI. In connection with the Merger, a percentage to be determined of outstanding common shares in UICI owned by certain members of management of UICI and common shares pursuant to certain stock accumulation plans will be converted into the right to receive an amount of common stock of UICI at the price per share paid by the Investors in connection with the Equity Contribution described below and all other outstanding common shares in UICI will be converted into the right to receive aggregate cash

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                                      G-2

                  consideration in an amount of $37.00 per share.

                  In connection with the Merger, (a) the Investors will make a cash contribution to the Merger Cos as common equity or preferred equity (the "Equity Contribution"), (b) the
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                  Securities will be issued and the Company will obtain the
                  proceeds thereof, (c) the Company will obtain the senior
                  credit facilities (the "Senior Facilities") described in the
                                          -----------------
                  Commitment Letter dated September 15, 2005 (as amended) among JPMorgan Chase Bank, N.A., Goldman Sachs Credit Partners L.P., Morgan Stanley Senior Funding Inc. and J.P. Morgan Securities Inc., on the date on which the Merger is consummated (the "Closing Date"), and (d) fees and expenses incurred in
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                  connection with the Transactions (as defined below), including transaction fees payable to the Sponsor that are customary for transactions involving the Sponsor, will be paid. The transactions described in this paragraph, together with those described in the immediately preceding paragraph, are collectively referred to herein as the "Transactions".
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